UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2014

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue
Suite 2900
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a Contribution Agreement, dated as of June 11, 2014, among Southcross Energy Partners, L.P. (the “Partnership”), TexStar Midstream Services, LP (“TexStar”) and Southcross Energy GP LLC, a subsidiary of the Partnership (the “Contribution Agreement”), the Partnership will acquire TexStar’s rich gas system (the “Rich Gas System”), by TexStar contributing to a subsidiary of the Partnership TexStar’s equity interest in the entities that own the Rich Gas System (the “Contribution”). In exchange for the Contribution, the Partnership will (a) pay to TexStar $180 million in cash, to be financed under the Partnership’s credit facility, and (b) issue to TexStar 14,633,000 units of a new class of the Partnership’s common units (the “New Common Units”).

The Contribution Agreement generally contains customary representations, warranties and covenants of TexStar, on the one hand, and the Partnership, on the other hand. TexStar and the Partnership will indemnify the other and its respective affiliates, officers, employees, agents and assignees against certain losses resulting from a breach of representations, warranties, covenants or agreements in the Contribution Agreement, subject to certain limitations and survival periods. TexStar’s indemnity obligations related to breach of a representation or warranty related to the Rich Gas System generally terminate 12 months following the closing of the Contribution, with other indemnity obligations surviving until 60 days after expiration of the applicable statute of limitations or indefinitely.

The Partnership expects the Contribution and related transactions to close in the third quarter of 2014. The closing is subject to certain conditions, including, among others, (a) receipt of funding under the Partnership’s credit facility, (b) an amendment to the Second Amended and Restated Agreement of Limited Partnership of the Partnership to authorize the issuance of the New Common Units and (c) the closing of the Combination Transactions (as defined below). The Contribution Agreement contains certain covenants of TexStar and the Partnership, including the obligation of each to conduct its business in the ordinary course through the closing. TexStar and the Partnership may terminate the Contribution Agreement in certain events, such as mutual agreement or if the closing has not occurred by September 30, 2014.

During the time that certain requirements are met, including payment of a minimum quarterly distribution to common unitholders of $0.44 (the “PIK Distribution Period”), the Partnership will make distributions in respect of the New Common Units in the form of payment-in-kind New Common Units equal to 7% of the volume weighted average price of the Partnership’s common units for the 10-day trading days preceding the date the Contribution Agreement was signed. The New Common Units will convert into the Partnership’s existing common units on a one-for-one basis at the end of the PIK Distribution Period.

Simultaneously with the Partnership’s entry into the Contribution Agreement, Southcross Energy LLC (“Southcross Energy”), which controls the Partnership’s general partner and owns a significant stake in the Partnership’s outstanding units, entered into an agreement to combine with TexStar. As a result of the transactions contemplated by that agreement, TexStar and the Partnership, and their respective general partners, would be controlled by a new holding company to be owned by Southcross Energy and the current indirect owners of TexStar (the “Combination Transactions”). A condition to the closing of the Combination Transactions is the consummation of the Contribution and related transactions.

Due to Southcross Energy’s interest in the Combination Transactions, the conflicts committee of the Board of Directors of the general partner of the Partnership (the “Board”) reviewed the terms of the Contribution Agreement and approved the Partnership’s entry into it. The conflicts committee, composed of two of the Board’s independent directors, retained Akin Gum Strauss Hauer & Feld, LLP as independent legal counsel and Jefferies LLC as its independent financial advisor and to render a fairness opinion.

The foregoing description of the Contribution Agreement does not purport to be a complete description of all of the terms and conditions of the Contribution Agreement and is qualified in its entirety by reference to the full text of the Contribution Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Contribution Agreement is filed as an exhibit to this report only to provide investors with information regarding the terms and conditions of the Contribution Agreement, and not to provide investors with any other factual information regarding the Partnership or its subsidiaries, or their business or operations.  The Partnership’s investors should not rely on the representations and warranties in the Contribution Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Partnership or any of its subsidiaries.  Information concerning the subject matter of the representations and warranties in the Contribution Agreement may change after the date of the Contribution Agreement, and such subsequent information may or may not be fully reflected in the Partnership’s public disclosures or periodic reports filed with the Securities and Commission (the “SEC”).  The Contribution Agreement should not be read alone, but should instead be read in relation with the other information regarding the Partnership and its subsidiaries, and their businesses and operations, that is or will be contained in, or incorporated by reference into, the Partnership’s Forms 10-K, Forms 10-Q and other documents that the Partnership files with or furnishes to the SEC.

This report includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Although the Partnership believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, the Partnership can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause the Partnership’s actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting the Partnership is contained in its Annual Report on Form 10-K filed with the SEC on March 5, 2014 and in other documents and reports filed from time to time with the SEC.

Item 7.01 Regulation FD Disclosure.

On June 12, 2014, the Partnership (a) issued a press release announcing its entry into the Contribution Agreement and describing the related transactions and (b) posted to the “Investors” page of its website (www.southcrossenergy.com) a new investor presentation. A copy of the press release is attached hereto as Exhibit 99.1, and a copy of the presentation materials is attached hereto as Exhibit 99.2.

The information in the press release and the investor materials attached to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall either be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless the Partnership expressly states that such information is to be considered “filed” under the Exchange Act or incorporates such information by specific reference in a Securities Act or Exchange Act filing.

Item 8.01 Other Events.

The information set forth in Item 1.01 of this report relative to the Combination Transactions is incorporated into this item by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Contribution Agreement, dated as of June 11, 2014, among TexStar Midstream Services, LP, Southcross Energy Partners, L.P. and Southcross Energy GP LLC.
99.1	Press Release of Southcross Energy Partners, L.P. dated June 12, 2014.
99.2	Southcross Energy Partners, L.P. Presentation Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: June 12, 2014	By:	/s/ J. Michael Anderson
		Name:	J. Michael Anderson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Contribution Agreement, dated as of June 11, 2014, among TexStar Midstream Services, LP, Southcross Energy Partners, L.P. and Southcross Energy GP LLC.
99.1	Press Release of Southcross Energy Partners, L.P. dated June 12, 2014.
99.2	Southcross Energy Partners, L.P. Presentation Materials.